UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2009

ALLIANCE FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street, Syracuse, New York	13202
(Address of principal executive offices)	(Zip Code)

(315) 475-2100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 2, 2009, Alliance Financial Corporation (“Alliance” or the “Company”) announced the commencement of an underwritten public offering of approximately $25 million of its common stock, par value $1.00 per share (the “common stock”). The offer and sale would be made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-161838), filed with the Securities and Exchange Commission on September 10, 2009 and declared effective on September 22, 2009.

The Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

99.1	Press Release of Alliance Financial Corporation, dated November 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION

Date: November 2, 2009	By:	/S/ J. DANIEL MOHR
J. Daniel Mohr
Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Alliance Financial Corporation, dated November 2, 2009.